CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 2, 2000, relating to the financial statements and financial statement schedules of eXcelon Corporation, which appear in eXcelon Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------

Boston, Massachusetts
March 7, 2001